Exhibit 32.1

Corporate Resource Services, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the annual report of Corporate Resource Services, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2011 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Jay H. Schecter, Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 29, 2011	By:	/s/ Jay H. Schecter
Jay H. Schecter
Chief Executive Officer (Principal Executive Officer)